UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 22, 2015

McGRAW HILL FINANCIAL, INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert P. McGraw, a member of the Board of Directors of McGraw Hill Financial, Inc. (the "Company") since 1995, advised the Company on February 24, 2016 that he will retire from the Board at the Company’s 2016 annual meeting and will not stand for re-election at that meeting. Mr. McGraw’s decision to not stand for re-election, which will mark his retirement from the Board after more than twenty-one years of distinguished service, did not involve any disagreement with the Company or its management.

Sidney Taurel, a member of the Board of Directors of the Company since 1996, advised the Company on February 22, 2016 that he will retire from the Board at the Company’s 2016 annual meeting and will not stand for re-election at that meeting. Mr. Taurel’s decision to not stand for re-election, which will mark his retirement from the Board after twenty years of distinguished service, did not involve any disagreement with the Company or its management.

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is disclosing this information in accordance with Item 5.02(b) of Form 8-K.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number    Description
(99.1)              Press release dated February 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

McGraw Hill Financial, Inc.

/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: February 26, 2016